EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of May 8, 1998, by and among INTELECT COMMUNICATIONS, INC., a Delaware corporation, with headquarters located at 1100 Executive Drive, Richardson, Texas, 75081 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

      WHEREAS:

      A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

      B. The Company has authorized the following new series of its preferred stock, par value $0.01 per share: the Company's Series D Convertible Preferred Stock (the "PREFERRED STOCK"), which shall be convertible into shares of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Preferred Stock, substantially in the form attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATIONS");

      C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of 5,000 shares of the Preferred Stock (the "PREFERRED SHARES") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers, which Preferred Shares are convertible into Shares of Common Stock (as converted, the "Conversion Shares"); and

      D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.


      NOW THEREFORE, the Company and the Buyers hereby agree as follows:

      1.    PURCHASE AND SALE OF PREFERRED SHARES.

            a. PURCHASE OF PREFERRED SHARES. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company the respective number of Preferred Shares set forth opposite such Buyer's name on the Schedule of Buyers (the "CLOSING"). The purchase price (the "PURCHASE PRICE") of the Preferred Shares at the Closing shall be $5,000,000.
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            b. CLOSING DATE. The date of the Closing (the "CLOSING DATE") shall be within one (1) business day following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

            c. FORM OF PAYMENT. On the Closing Date, (i) each Buyer shall pay the Purchase Price to the Company for the Preferred Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer, stock certificates (in the denominations as such Buyer shall request) (the "PREFERRED STOCK CERTIFICATES") representing such number of the Preferred Shares which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers) hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

      2.    BUYER'S REPRESENTATIONS AND WARRANTIES.

            Each Buyer represents and warrants with respect to only itself that:

            a. INVESTMENT PURPOSE. Such Buyer (i) is acquiring the Preferred Shares and (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable (the Preferred Shares and the Conversion Shares collectively are referred to herein as the "SECURITIES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

            b. ACCREDITED INVESTOR STATUS. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

            c. RELIANCE ON EXEMPTIONS. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

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            d. INFORMATION. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            In addition to the foregoing, each Buyer, severally and not jointly, and its advisors, if any, acknowledge that

                  (i) it has access to copies of (and acknowledges that the
            Company has offered to provide, upon its request, copies of) the SEC Documents (as defined in Section 3(f) hereof) of the Company and the Registration Statement of the Company on Form S-3 as filed with the SEC on April 3, 1998 (collectively, the "Public Documents");

                  (ii) it has not been furnished with any oral representation or warranty in connection with the offering of the Preferred Shares by the Company or any officer, employee, agent, Affiliate or Subsidiary, which is not contained in or contemplated by the Transaction Documents (as defined below) or the Certificate of Designation;

                  (iii) understands that the purchase of the Preferred Shares entails various risks including, but not limited to, those outlined in the Public Documents and in this Agreement, and has determined that the Preferred Shares are a suitable investment and that at this time it could bear a complete loss of its investment; and

                  (iv) any information which such Buyers has heretofore
            represented or furnished to the Company with respect to its financial position and business experience is correct and complete as of the date of this Agreement.

            e. NO GOVERNMENTAL REVIEW. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            f. TRANSFER OR RESALE. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under

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the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

            g. LEGENDS. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and, until such time as the sale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be

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immediately sold. To the extent that the above legend is removed pursuant to (i)
above, the Buyers shall satisfy the prospectus delivery requirements of the 1933 Act.

            h. VALIDITY; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            i. RESIDENCY. Each Buyer is a resident of and is organized under the laws of the jurisdiction specified in the Schedule of Buyers.

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to each of the Buyers that:

            a. ORGANIZATION AND QUALIFICATION. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest, a complete list of which is set forth in SCHEDULE 3(A), except for non-operating Subsidiaries or Subsidiaries in dissolution or winding up, each as described in SCHEDULE 3(A), which do not have any material assets or liabilities ("NONMATERIAL SUBSIDIARIES")), are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted, except where the failure to be in good standing, either individually or in the aggregate, would not have a Material Adverse Effect (as defined below). Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

            b. AUTHORIZATION; ENFORCEMENT; VALIDITY. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the

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Transaction Documents and the Certificate of Designations by the Company and the
consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Closing Date, the Certificate of Designations has been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms.

            c. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which as of the date hereof, 24,177,190 shares are issued and outstanding, 4,158,000 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 11,798,000 shares are issuable and reserved for issuance pursuant to securities (other than the Preferred Shares) exercisable or exchangeable for, or convertible into, shares of Common Stock, (ii) 10,000 shares of Preferred Stock, of which as of the date hereof, no shares are issued and outstanding and (iii) 49,990,000 shares of preferred stock (other than shares of the Preferred Stock), of which as of the date hereof 5,143,695 shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in SCHEDULE 3(C), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) other than the stock option plans of the Company set forth in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement, and (vii) the Company does not have any stock appreciation rights or "phantom

                                     -6-
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stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as amended and as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

            d. ISSUANCE OF SECURITIES. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. 1,306,803 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares. Upon conversion in accordance with the Certificate of Designations the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations made by the Buyers in Section 2 hereof, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

            e. NO CONFLICTS. Except as disclosed in SCHEDULE 3(E), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except for such violations, conflicts or defaults which shall be waived or corrected as of the Closing and which are set forth on SCHEDULE 3(E). Except as disclosed in SCHEDULE 3(E), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively, except for such violations, conflicts or defaults which shall be waived or corrected as of the Closing and which are set forth on SCHEDULE 3(E). Except as disclosed in SCHEDULE 3(E), neither the Company or any of its Subsidiaries is in violation or any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or

                                     -7-
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order or any statute, rule or regulation applicable to the Company or its
Subsidiaries, except for such violations or defaults which would not have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for such violations or defaults which would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations, in each case in accordance with the terms hereof or thereof. Except as disclosed in SCHEDULE 3(E), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might reasonably be expected to give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market (as defined below), including, without limitation, the requirements set forth in Rule 4460 of the Principal Market.

            f. SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 1996, the Company or its predecessor Intelect Communications Systems Limited, a Bermuda corporation, has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact

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necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information, except for the knowledge of the existence of the transactions contemplated by the Transaction Documents.

            g. ABSENCE OF CERTAIN CHANGES. Except as disclosed in SCHEDULE 3(G) or in the SEC Documents, since December 31, 1997 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. Except as disclosed in SCHEDULE 3(G), since December 31, 1997 the Company has not declared or paid any dividends on its Common Stock, sold any assets in excess of $1 million outside of the ordinary course of business or had capital expenditures in excess of $5 million.

            h. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, where an adverse order, holding, finding or mandate would have a Material Adverse Effect, except as set forth in SCHEDULE 3(H) or in the SEC Documents.

            i. ACKNOWLEDGMENT REGARDING BUYERS' PURCHASE OF PREFERRED SHARES. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

            j. NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. Except as set forth on SCHEDULE 3(J) or for liabilities incurred in the ordinary course of business and consistent with past practices, no material event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration

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statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced or previously disclosed in the Public Documents.

            k. NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

            l. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or, except as set forth in schedule 3(l), cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any applicable shareholder approval requirement of the Principle Market.

            m. DILUTIVE EFFECT. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

            n. EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

            o. INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on SCHEDULE 3(O), none of the Company's material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on
SCHEDULE 3(O) or in the SEC Documents, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might reasonably be expected to give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

            p. ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval.

            q. TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3(Q) or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            r. INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

            s. REGULATORY PERMITS. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            t. INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            u. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Except as specifically disclosed in the SEC Documents or as set forth in SCHEDULE 3(G), neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is reasonably expected to have a Material Adverse Effect.

            v. TAX STATUS. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            w. TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 3(W), in the Definitive 14A Proxy Materials filed on April 28, 1998 or in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on SCHEDULE 3(C), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            x. NO OTHER AGREEMENTS. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

            y. NONMATERIAL SUBSIDIARIES. The Nonmaterial Subsidiaries have no
(i) liabilities, contingent or otherwise, whether known or unknown, which would have a Material Adverse Effect or (ii) material assets.

      4.    COVENANTS.

            a. BEST EFFORTS. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

            b. FORM D AND BLUE SKY. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

            c. REPORTING STATUS. Until the earlier of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and (B) none of the Preferred Shares is outstanding (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

            d. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Shares for working capital and general corporate purposes.

            e. FINANCIAL INFORMATION. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Registration Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, provided that if any such report is not filed with the SEC through EDGAR then the Company shall deliver a copy of such report to each Investor by facsimile on the same day it is filed with the SEC and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

            f. RESERVATION OF SHARES. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock issuable upon conversion of the Preferred Shares.

            g. ADDITIONAL FINANCING; RIGHT OF FIRST REFUSAL. Subject to the exceptions described below, the Company agrees that during the period beginning on the date hereof and ending on the day a Registration Statement (as defined in the Registration Rights Agreement) on Form S-3, registering the Registrable Securities (as defined in the Registration Rights Agreement) becomes effective, neither the Company nor its Subsidiaries will, without the prior written consent of a majority of the Preferred Shares then outstanding, negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Subsidiary (including debt securities with an equity component) in any form (the limitations referred to in this sentence shall be referred to as the "CAPITAL RAISING LIMITATIONS"). The Capital Raising Limitations shall not apply to (i) the issuance of warrants or options to placement agents or advisers in connection with the transactions contemplated hereby, (ii) a bona-fide loan from a commercial lender which does not have any equity feature, (iii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities or debt outstanding as of the date hereof or to be issued following the Closing to placement agents and advisers in connection with the transactions contemplated hereby, (iv) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees or directors, (v) any registered firm commitment underwritten public offering of securities of the Company, (vi) any transaction intended to be made in reliance upon Rule 144A under the Securities Act, (vii) any conversion to equity by St. James Capital Corp. or its Affiliates ("ST. JAMES") of all or part of the existing debt or future debt incurred by the Company under the Agreement of Purchase and Sale dated February 12, 1998 (the "CREDIT FACILITY") in the aggregate principal amount of $15,000,000, at a conversion price at or above the Fixed Conversion Price, and any additional warrants issued to St. James in connection with such debt, such warrants to have an exercise price at or above $7.50 per share, subject to adjustment as provided in the Agreement of Purchase and Sale or (viii) any equipment loans or financing which do not have an equity feature. In addition, so long as at least 25% of the Preferred Shares initially issued pursuant to this Agreement shall be outstanding, the Company and its Subsidiaries shall not draw down additional financing pursuant to the Credit Facility, unless it shall have first delivered to each Buyer or a designee appointed by such Buyer written notice (the "FUTURE OFFERING NOTICE") detailing the dollar amount the Company proposes to draw down from the Credit Facility (the "DRAW DOWN AMOUNT") and providing each Buyer an option to purchase up to that number of shares of Series D Convertible Preferred Stock (the "ADDITIONAL PREFERRED SHARES"), on the same terms and conditions contained herein, in dollar amount equal to the Draw Down Amount multiplied by such Buyers Aggregate Percentage (as defined below). The Company shall, prior to delivering the Future Offering Notice to the Buyers, request a consent and waiver from all the holders of the Series A Convertible Preferred Stock of the Company and the Series B Convertible Preferred Stock of the Company waiving any and all preemptive rights or rights of first refusal to acquire Additional Preferred Shares (as defined below) issued pursuant to this Section 4(g). In the event the Company does not obtain such consents and waivers, the Company shall not be barred from drawing down additional financing from the Credit Facility. For purposes of this Section 4(g), "AGGREGATE PERCENTAGE" at any time with respect to any Buyer shall mean the percentage obtained by dividing (i) the aggregate number of the Preferred Shares initially issued to such Buyer by (ii) the aggregate number of the Preferred Shares initially issued to all the Buyers. A Buyer can exercise its option to participate by delivering written notice thereof to the Company within five (5) business days after receipt of a Future Offering Notice, which notice shall state the quantity of Additional Preferred Shares that such Buyer will purchase, up to its Aggregate Percentage, and that number of securities it is willing to elect to purchase in excess of its Aggregate Percentage. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Percentage, then within such five-day period, each Buyer which has indicated that it is willing to purchase Additional Preferred Shares in excess of its Aggregate Percentage, shall be entitled to purchase its pro rata portion (determined in the same manner as described in the preceding sentence) of such Additional Preferred Shares which one or more of the Buyers have not elected to purchase. In the event that the Buyers fail to fully exercise their right to purchase that number of shares of Preferred Stock equivalent in dollar value to the Draw Down Amount, the Company shall not be obligated to sell any Additional Preferred Shares to the Buyers. Upon the determination that the Buyers have failed to fully exercise their options, the Company shall have 45 days thereafter to draw down from the Credit Facility an amount equal to the Draw Down Amount. In the event the Company has not drawn down such amount from the Credit Facility within such 45-day period, the Company shall not thereafter drawn down additional financing from the Credit Facility without first offering the Buyers the option to purchase additional shares of Preferred Stock in the manner provided in this Section 4(g). In the event that there are an insufficient number of shares of Preferred Stock, the Company will authorize a new series of Convertible Preferred on substantially the same terms and conditions contained herein. The Closing of the issuance of the Additional Preferred Shares and the Purchase thereof shall be conducted in substantially the same manner as the Closing of the initial purchase of Preferred Shares. For the purposes of this Agreement upon the closing of the Additional Preferred Shares the term Preferred Shares shall include the Additional Preferred Shares.

            h. LISTING. The Company shall promptly but in no event later than the earlier of (i) the date the Registration Statement on Form S-3 registering the Registrable Securities is declared effective by the SEC or (ii) 30 days after the Closing Date, secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations. The Company shall maintain the Common Stock's authorization for quotation on the Nasdaq National Market or the Nasdaq Small Cap (the "PRINCIPAL MARKET"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following business day, provide to each Buyer copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

            i. EXPENSES. Subject to Section 9(l) below, within one (1) business day of the Closing, the Company shall pay a nonaccountable expense allowance of Fifteen Thousand Dollars ($15,000) to the Buyers or their designee(s).

            j. FILING OF FORM 8-K. On or before the fifth (5th) business day following the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act.

            k. TRANSACTIONS WITH AFFILIATES. So long as any Preferred Shares are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, person who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED PARTY"), except for (a) benefits under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees, officers or directors, (b) customary employment arrangements and benefit programs on reasonable terms, (c) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (d) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company, as determined under the Delaware General Corporation Law. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

            l. CAPITAL AND SURPLUS; SPECIAL RESERVES. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Preferred Shares shall be equal to the aggregate par value of such Preferred Shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at anytime on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of Delaware without the prior written consent of each holder of Preferred Shares.

            m. REDUCTION OF CAPITAL. So long as any Preferred Shares remain outstanding, the Company shall not account for as surplus or transfer to or otherwise allocate to the Company's surplus account for purposes of the Delaware General Corporation Law any of the capital represented by the Preferred Shares, including, without limitation, for the purpose of reducing any of its capital stock as contemplated by Section 244 of the Delaware General Corporation Law.

            n. PROXY STATEMENT. The Company shall use its best efforts to obtain within 60 days of the date hereof, written confirmation from the Principal Market that the issuance of Common Stock upon the Conversion of the Company's Series B Convertible Preferred Stock (the "SERIES B PREFERRED") will not be integrated with the issuance of the Combined Conversion Shares (as defined below) for the purposes of applying the shareholder approval requirements of the Principal Market ("WRITTEN CONFIRMATION"). Regardless of the Company's efforts pursuant to the above, if in the event that at the close of trading on any trading day the Proxy Statement Triggering Shares (as defined below) exceeds 15% of the number of shares of Common Stock issued and outstanding immediately prior to the Closing (the "PROXY CRITERIA"), the Company shall provide written notice of such occurrence to the holders of Preferred Shares (the "COMPANY PROXY NOTICE") no later than one (1) business day following such trading day on which such event occurs. Any holder of Preferred Shares may provide written notice to the Company (a "HOLDER PROXY NOTICE") upon such holder becoming aware of the satisfaction of the Proxy Criteria. "PROXY STATEMENT TRIGGERING SHARES" shall mean as of any date that number of shares of Common Stock equal to the sum of
(A) the number of shares of Common Stock previously issued upon conversion of any of the shares of Preferred Stock, (B) the number of shares of Common Stock issuable upon conversion of all the outstanding shares of Preferred Stock based on the Conversion Price in effect on the day of such determination (without regard to any limitation upon the conversion of any shares of Preferred Stock except for those set forth in Section 2(d)(ii) of the Certificate of Designation) ((A) and (B) together, the "COMBINED CONVERSION SHARES") and (C) the number of shares of Common Stock issued or, in the case of securities which are convertible or exercisable into or exchangeable for shares of Common Stock, the number of shares of Common Stock issuable upon conversion, exercise or exchange of such securities as of the date of such determination, in any transaction which the holders of a majority of the shares of Preferred Stock outstanding advise the Company by written notice that such holders have a reasonable belief there exists a bona fide question regarding whether the issuance of such other securities would be integrated with the issuance of the Combined Conversion Shares pursuant to the Principal Market's rules and regulations (the "OTHER SECURITIES"). The Series B Preferred will not be included as Other Securities for the purpose of determining the number or percent of Proxy Statement Triggering Shares unless after 60 days from the date hereof the Company has not obtained Written Confirmation from the Principal Market regarding the Series B Preferred. The Company hereby acknowledges that the issuance of Common Stock upon the conversion of the Series C Convertible Preferred Stock of the Company (the "SERIES C PREFERRED") shall be included in the definition of "OTHER SECURITIES" without being so advised by the holders of a majority of the shares of Preferred Stock, PROVIDED HOWEVER, nothing herein shall be construed as to prohibit the Company from obtaining Written Confirmation from the Principal Market that the number of shares of Common Stock issuable upon conversion of the Series C Preferred shall not be integrated with the issuance of the Combined Conversion Shares the Company, and upon receipt of such Written Confirmation such shares shall not be included in the definition of "Other Securities." Notwithstanding the foregoing, the term Other Securities (other than the Series B Preferred and the Series C Preferred) shall not include any security with respect to which the Company has indicated that in its reasonable belief the issuance of such securities will not be integrated with the issuance of the Combined Conversion Shares unless and until the Company has failed to obtain a Written Confirmation within 30 days of the Company's receipt of the notice referred to in clause (C) in the immediately preceding sentence. Upon the earlier to occur of (i) the date the Company Proxy Notice is given or
(ii) the date a Holder Proxy Notice is deemed delivered (pursuant to Section 9(f) hereof) (the "APPROVAL DEADLINE"), the Company shall use its best efforts to obtain within 60 days, either (I) the written waiver from the Principal Market of the requirements of its shareholder approval requirements as it applies to the Proxy Statement Triggering Shares ("WRITTEN WAIVER") or (II) the approval of the Company's Stockholders, in accordance with the requirements of the applicable Principal Market, to allow for the issuance of greater than 20% of its outstanding Common Stock upon issuance of the Proxy Statement Triggering Shares and to recommend such proposal to its stockholders ("STOCKHOLDER APPROVAL"). If at any time after a Company Proxy Notice or a Holder Proxy Notice has been given, but prior to the receipt of Written Waiver or Stockholder Approval, the Company receives a Written Confirmation with respect to a number of Other Securities which, had such Other Securities been excluded from the Proxy Statement Triggering Shares as of the date the Company was required to deliver the Company Proxy Notice (the "COMPANY PROXY NOTICE DATE"), then if on each day during the period beginning on the Company Proxy Notice Date and ending on the date the Company received Written Confirmation, the Proxy Criteria would not have been satisfied, then the Company shall no longer be obligated to seek Stockholder Approval or Written Waiver until such future time as the Proxy Criteria is satisfied. The Company shall be obligated to provide each Buyer with written notice within three (3) business days of the closing of any transaction which involves the issuance of any equity security or security which is convertible, exchangeable, or exercisable into or for Common Stock of the Company, and a statement by the Company as to whether it believes the issuance of the Other Securities will be integrated with the issuance of the

Combined Conversion Shares under the rules of the Principal Market relating to stockholder approval requirements.

            o. RESTRICTIONS ON SALES OF CONVERSION SHARES. So long as a Buyer holds any Preferred Shares, the Buyers shall not sell, on any single day, a number of shares of Common Stock issued pursuant to the conversion of Preferred Shares in excess of that number of shares of Common Stock equal to 20% of the daily trading volume for the Common Stock (as reported by Bloomberg) on such date of determination. Notwithstanding the foregoing, the sales restriction set forth in this Section 2(o) shall not apply (i) on any day (the "RESTRICTION RELEASE DATE") where such daily trading volume, excluding any trading volume in the Common Stock by an individual holder of Preferred Shares who would seek to apply this exclusion to Section 2(o), is in excess of 200% of the average daily trading volume for the Common Stock (as reported by Bloomberg) for the six (6) month period which ends on, and includes, the day prior to the Restriction Release Date and begins on, and includes, the day which is six months prior to such Restriction Release Date or (ii) at any time on or after an Extraordinary Event, a Major Transaction or a Triggering Event (each as defined in the Certificate of Designation).

            p. CONVERSION RESTRICTION. A Buyer will not submit a Conversion Notice (as defined in the Certificate of Designation) unless, individually or in the aggregate, Buyer(s) have submitted one or more Conversion Notices for the conversion of at least 200 shares of Preferred Stock on the same day. Notwithstanding the foregoing, nothing shall restrict an individual Buyer from submitting a Conversion Notice for the Conversion of less than 200 shares of Preferred Stock if (i) such Buyer on the Conversion Date holds less than 200 shares of Preferred Stock and (ii) such Buyer submits a Conversion Notice for all Preferred Shares held by such Buyer.

            q. LIMITATION ON SHORT SALES OF COMMON STOCK. Each Buyer agrees that, for as long as such Buyer owns any Preferred Shares, neither such Buyer nor its Affiliates will enter into a "short sale" (as such term is defined in Rule 3b-3 of the 1934 Act) of Common Stock; provided, however, that a sale which would otherwise be deemed a short sale shall not be prohibited by this Agreement so long as the selling Buyer submits on the date of such sale a Conversion Notice of Preferred Shares entitling such Buyer to receive a number of shares of Common Stock at least equal to the number of shares so sold.

            r. ADDITIONAL ISSUANCE OF PREFERRED STOCK. So long as a Buyer or any of its Affiliates beneficially owns Preferred Shares, the Company shall not issue or agree to issue any additional shares of Preferred Stock other than in accordance with this Agreement.

      5.    TRANSFER AGENT INSTRUCTIONS.

            The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares (the "IRREVOCABLE

TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Sections 2(f) and 4(p) hereof (in the case of the Conversion Shares, prior to registration of the Conversion Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities or any of its obligations in this Agreement, the Certificate of Designation or the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legend. Each party acknowledges that a breach by it of its obligations under this Section 5 will cause irreparable harm to the other party by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, each party acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by such party of the provisions of this Section 5, that the other party shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            The obligation of the Company hereunder to issue and sell the Preferred Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

            a. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

            b. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

            c. Such Buyer shall have delivered to the Company the Purchase Price for the Preferred Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

            d. The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

      7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

            The obligation of each Buyer hereunder to purchase the Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

            a. The Company shall have executed each of the Transaction Documents and delivered the same to such Buyer.

            b. The Certificate of Designations, shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

            c. The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been suspended by the SEC or the Principal Market.

            d. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above, in the form attached here to as EXHIBIT E.

            e. Such Buyer shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of EXHIBIT C attached hereto.

            f. The Company shall have executed and delivered to such Buyer the Preferred Stock Certificates (in such denominations as such Buyer shall request) for the Preferred Shares being purchased by such Buyer at the Closing.

            g. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Buyer.

            h. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, at least 1,306,803 shares of Common Stock.

            i. The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

            j. The Company shall have delivered to such Buyer a certificate evidencing the incorporation of the Company and each Subsidiary and good standing of the Company in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Closing Date.

            k. The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Closing Date.

            l. The Company shall have delivered to such Buyer a secretary's certificate, dated as the Closing Date, as to (i) the resolutions described in
Section 7(g), (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

            m. The Company shall have made all filings necessary, if any, under all applicable federal and state securities laws to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

            n. The Company shall provide all documentation relating to the waiver or cure of any violation, conflict or default of any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party.

            o. The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

      8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby and attributable to a breach or misrepresentation or alleged breach or misrepresentation set forth in (a) or (b) above. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      9.    GOVERNING LAW; MISCELLANEOUS.

            a. GOVERNING LAW. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

            b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

            f. NOTICES. Any notices consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically generated and kept on file by the sending party); or (iii) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to the Company:

            INTELECT COMMUNICATIONS, INC.
            1100 Executive Drive
            Richardson, Texas  75081
            Telephone:  (972)367-2100
            Facsimile:  (972) 367-2771
            Attention:  CEO

      With a copy to:

            RYAN & SUDAN, L.L.P.
            Two Houston Center
            909 Fannin Street, 39th Floor
            Houston, Texas  77010
            Telephone:   (713) 652-0501
            Facsimile:   (713) 652-0503
            Attention:   Philip P. Sudan, Jr., Esq.

      If to the Transfer Agent:

            AMERICAN STOCK TRANSFER & TRUST COMPANY
            6201 15th Avenue, 3rd Floor
            Brooklyn, NY 11219
            Telephone:   (718) 921-8247
            Facsimile:   (718) 921-8323
            Attention:   Wilbert Myles

      If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) provided by a courier or overnight courier service or (C) mechanically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of such transmission shall be rebuttable evidence of personal delivery, overnight or courier delivery or transmission by facsimile in accordance with clause (i), (iii) or (ii) above, respectively.

            g. SUCCESSORS AND ASSIGNS. The rights under this Agreement shall not be assignable by the holders of Preferred Shares without the prior written consent of the Company. Notwithstanding the foregoing, the rights under this Agreement shall be assignable by the holders of Preferred Shares, without the consent of the Company, to any Affiliated Transferee (as defined below) upon the transfer of all or any portion of Preferred Shares if: (i) the holders of Preferred Shares agrees in writing with the Affiliated Transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such Affiliated Transferee; (iii) immediately following such transfer or assignment the further disposition of such securities by the Affiliated Transferee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the Affiliated Transferee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Transaction Documents. Any attempted assignment without the prior written consent of the Company, other than to an Affiliated Transferee shall be void and without effect. An "AFFILIATED TRANSFEREE" shall mean (i) an Affiliate (as such term is defined in the Securities Purchase Agreement) of a Buyer, (ii) any holder of Preferred Shares and (iii) any Affiliate of a holder of Preferred Shares.

            h. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. SURVIVAL. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            j. PUBLICITY. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

            k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            l. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse the nonbreaching Buyers for the expenses described in
Section 4(i) above.

            m. PLACEMENT AGENT. The Company acknowledges that it has engaged Lifeline Industries Inc. as placement agent in connection with the sale of the Preferred Shares, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby which agents or brokers have been or are alleged to have been engaged by the Company. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim. Each Buyer, severally and not jointly, represents and warrants that it has not engaged any placement agent or broker in connection with the acquisition of the Securities. Each buyer, severally and not jointly, shall pay and hold the Company harmless from any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expense) arising in connection with any claims for placement agent fees or broker commissions which agents or brokers have been or are alleged to have been engaged by such Buyer.

            n. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            o. REMEDIES. Each Buyer and each holder of Preferred Shares and Conversion Shares shall have all rights and remedies set forth in this Agreement and the Certificate of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

            p. PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Certificate of Designations or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                   BUYERS:

INTELECT COMMUNICATIONS, INC.              WINGATE CAPITAL LTD.

By:                                        By:
   Name:  Herman M. Frietsch                 Name:  Kenneth A. Simpler
   Its:   Chief Executive Officer            Its:   Vice President


                                           FISHER CAPITAL LTD.

                                           By:
                                             Name:  Kenneth A. Simpler
                                             Its:   Vice President


                                           CCG INVESTMENT FUND LTD.

                                           By:
                                           Name:    Kenneth A. Simpler
                                           Its:     Vice President


                                           CCG CAPITAL LTD.

                                           By:
                                           Name:    Kenneth A. Simpler
                                           Its:     Vice President

                              SCHEDULE OF BUYERS

                                                                                      NUMBER
                                  INVESTOR ADDRESS                                PREFERRED    INVESTOR'S LEGAL REPRESENTATIVES'
  INVESTOR'S NAME                AND FACSIMILE NUMBER                 RESIDENCE     SHARES       ADDRESS AND FACSIMILE NUMBER
  ---------------                --------------------                 ---------     ------       ----------------------------
Wingate Capital Ltd.         c/o Citadel Investment Group, L.L.C.      Bermuda       1610       Katten Muchin & Zavis
                             225 West Washington Street                                         525 W. Monroe Street
                             Chicago, Illinois  60606                                           Chicago, Illinois 60661-3693
                             Attention: Michael J. Hughes                                       Attention: Robert J. Brantman, Esq.
                             Facsimile: (312) 368-4347                                          Facsimile: (312) 902-1061
                             Telephone: (312) 696-2165                                          Telephone: (312) 902-5200

Fisher Capital Ltd.          c/o Citadel Investment Group, L.L.C.      Bermuda       2990       Katten Muchin & Zavis
                             225 West Washington Street                                         525 W. Monroe Street
                             Chicago, Illinois  60606                                           Chicago, Illinois 60661-3693
                             Attention: Michael J. Hughes                                       Attention: Robert J. Brantman, Esq.
                             Facsimile: (312) 368-4347                                          Facsimile: (312) 902-1061
                             Telephone: (312) 696-2165                                          Telephone: (312) 902-5200

CCG Investment Fund Ltd.     c/o Citadel Investment Group, L.L.C.      Cayman        200        Katten Muchin & Zavis
                             225 West Washington Street                Islands                  525 W. Monroe Street
                             Chicago, Illinois  60606                                           Chicago, Illinois 60661-3693
                             Attention: Michael J. Hughes                                       Attention: Robert J. Brantman, Esq.
                             Facsimile: (312) 368-4347                                          Facsimile: (312) 902-1061
                             Telephone: (312) 696-2165                                          Telephone: (312) 902-5200

CCG Capital Ltd.             c/o Citadel Investment Group, L.L.C.     Cayman                    Katten Muchin & Zavis
                             225 West Washington Street               Islands       200         525 W. Monroe Street
                             Chicago, Illinois  60606                                           Chicago, Illinois 60661-3693
                             Attention: Michael J. Hughes                                       Attention: Robert J. Brantman, Esq.
                             Facsimile: (312) 368-4347                                          Facsimile: (312) 902-1061
                             Telephone: (312) 696-2165                                          Telephone: (312) 902-5200

                                   EXHIBIT A

               FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES
                      AND RIGHTS OF THE PREFERRED SHARES


Attached hereto.

                                   EXHIBIT B

                     FORM OF REGISTRATION RIGHTS AGREEMENT


Attached hereto.

                                   EXHIBIT C

                        FORM OF COMPANY COUNSEL OPINION


Attached hereto.

                                   EXHIBIT D

                FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS



Attached hereto.

                                   EXHIBIT E

                         FORM OF OFFICERS CERTIFICATE

Attached hereto.